Exhibit 32

CERTIFICATION OF OFFICERS
OF ABLEAUCTIONS.COM, INC.
PURSUANT TO 18 USC § 1350

In connection with the Ableauctions.com, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Abdul Ladha, Chief Executive Officer, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Dated:  November 13, 2009

/s/ Abdul Ladha
Abdul Ladha, President
and Chief Executive Officer and Chief Financial Officer